UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 19, 2021
EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 AUGUSTINE DRIVE, SECOND FLOOR
SANTA CLARA, CA 95054
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 19, 2021, the Board of Directors of eHealth, Inc. (the “Company”) appointed Christine Janofsky as senior vice president, chief financial officer of the Company, effective September 20, 2021. Ms. Janofsky, 43, previously served as senior vice president and chief accounting officer of Lincoln Financial Group, a company that operates multiple insurance and retirement businesses through subsidiary companies, from April 2016 to September 2021. Prior to joining Lincoln Financial Group, Ms. Janofsky served as vice president of finance at Fidelity & Guaranty Life Insurance and in various senior finance leadership roles, including associate vice president and controller of enterprise reporting, with Nationwide Insurance. Ms. Janofsky also held several leadership roles at Limited Brands, Inc. and Pricewaterhouse Coopers. Ms. Janofsky is a certified public accountant and holds dual B.S degrees in computer accounting and business information systems from Villa Julie College (now Stevenson University).

In connection with the appointment of Ms. Janofsky as senior vice president, chief financial officer, the Company entered into an offer letter (the “Offer Letter”) and a severance agreement (the “Severance Agreement”) with Ms. Janofsky. Pursuant to the Offer Letter, Ms. Janofsky’s initial annual base salary is $450,000 and she is eligible to participate in the Company's executive bonus program at a target discretionary incentive bonus equal to 75% of her annual base salary; provided, however, that Ms. Janofsky’s target bonus for 2021 shall be prorated to her start date of employment.

The Offer Letter provides for the grant, subject to the approval of the compensation committee of the Board, of a time-based restricted stock unit award in the approximate value of $1,000,000, which award will be subject to vesting over four years, subject to potential acceleration upon certain terminations of employment (the “Time-Based RSU”). The Offer Letter also provides for the grant of a performance-based restricted stock unit award in the approximate value of $1,000,000 and will be eligible to be earned based on the Company’s achievement of various levels of thirty calendar-day average stock price targets (or transaction price targets, in the case of a change in control), with vesting generally occurring one year following the date the price threshold is achieved, so long as Ms. Janofsky has remained in continuous service with the Company (subject to potential acceleration of vesting upon certain terminations of employment) (the “Performance-Based RSU”). The Offer Letter further provides for the grant of restricted stock units and/or performance-based restricted stock units, or any combination thereof, in the approximate value of $1,000,000 in 2022 (the “2022 Equity Awards”). The 2022 Equity Awards will be scheduled to vest on terms approved by the compensation committee. The actual number of shares subject to the Time-Based RSU, the Performance-Based RSU and the 2022 Equity Awards will be calculated at the time of the compensation committee's approval based on the trailing 30 calendar-day average share price from the day prior to the approval date.

The Company also entered into a Severance Agreement with Ms. Janofsky. Pursuant to the Severance Agreement, if Ms. Janofsky is terminated by the Company “without cause” or if she voluntarily resigns for “good reason” (as such terms are defined in the Severance Agreement), Ms. Janofsky will be entitled to receive the following severance payment and benefits: (i) a cash payment (less applicable withholding taxes) in an amount equal to twelve months of her then-current annual base salary; and (ii) company-paid group health, dental and vision benefits for Ms. Janofsky and her covered dependents for up to twelve months. In addition, if Ms. Janofsky is terminated by the Company “without cause” or if she voluntarily resigns for “good reason” during the 12-month period following a change of control (as such term is defined in the Severance Agreement), then Ms. Janofsky will also be entitled to receive the following severance payment and benefits: (i) a cash payment (less applicable withholding taxes) in an amount equal to 100% of her then-current target annual cash bonus; and (ii) 100% vesting of any outstanding and unvested time-based equity awards granted to Ms. Janofsky.

There are no family relationships between Ms. Janofsky and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than the Offer Letter and the Severance Agreement, there are no transactions between Ms. Janofsky or any member of her immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Ms. Janofsky and any other persons pursuant to which Ms. Janofsky was selected as the senior vice president, chief financial officer of the Company.

The foregoing descriptions of the Offer Letter and Severance Agreement are summaries only and do not purport to be complete. A copy of the Severance Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

In connection with the appointment of Ms. Janofsky as the Company’s senior vice president, chief financial officer, the Board determined Ms. Janofsky to be the Company’s principal financial officer. John Pierantoni, the Company's interim principal financial offer, will no longer serve as the Company’s principal financial officer but will continue to serve as the Company's principal accounting officer.

On September 20, 2021, the Company issued a press release announcing the appointment of Ms. Janofsky. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of eHealth, Inc. dated September 20, 2021 (eHealth Appoints Christine Janofsky as Chief Financial Officer)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	September 20, 2021	/s/ Scott Giesler
Scott Giesler SVP, General Counsel